UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Caring Brands, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-4103908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

130 S Indian River Drive, Suite 202 pbm # 1232

Fort Pierce, FL 34950

(Address of principal executive offices) (Zip Code)

Caring Brands, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Glynn Wilson

Chief Executive Officer

Caring Brands, Inc.

130 S Indian River Drive, Suite 202 pbm # 1232

Fort Pierce, FL 34950

(Name and address of agent for service)

(561)-896-7616

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

Caring Brands, Inc. will provide each participant (the “Recipient”) with documents that contain information related to the Caring Brands, Inc. 2024 Equity Incentive Plan (“2024 Equity Incentive Plan”), and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Caring Brands, Inc.

130 S Indian River Drive, Suite 202 pbm # 1232

Fort Pierce, FL 34950

(561)-896-7616

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

Caring Brands, Inc.

847,592 Shares of Common Stock

This reoffer prospectus relates to the sale of 847,592 shares of our common stock, par value $0.001 per share (“common stock”) that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account, consisting of 175,000 shares of common stock issuable upon exercise of options and 672,592 shares issuable upon vesting of restricted stock units issued under our 2024 Equity Incentive Plan. It is anticipated that the selling stockholders will offer shares of common stock for sale at prevailing prices on the Nasdaq Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CABR”. The last reported sale price of our common stock on the Nasdaq Capital Market on May 7, 2026 was $0.9344 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2026.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, the “Company,” “we,” “us” and “our” refer to Caring Brands, Inc. and its wholly-owned subsidiary.

Company Overview

We are a wellness consumer products company. We offer several over-the-counter (OTC) and cosmetic consumer products. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema and psoriasis treatments, vitiligo solutions, a jellyfish sting protective suncare line, and women’s sexual wellness products, catering to diverse health and wellness needs. Our method of operation ensures that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of May 7, 2026, we had 8,941,506 shares of common stock outstanding.

We had nominal revenues and a loss of $6,278,191 for the year ended December 31, 2025 and nominal revenues and a net loss of $1,517,431 for the year ended December 31, 2024.

We are a wellness consumer products company. We offer several over-the-counter (OTC) and cosmetic consumer products. Our product pipeline includes a diverse range of products, such as hair loss treatments, eczema and psoriasis treatments, vitiligo solutions, a jellyfish sting protective suncare line, and women’s sexual wellness products, catering to diverse health and wellness needs. Our method of operation ensures that (1) the mechanism of action of all products is established, (2) efficacy is determined through controlled clinical trials, (3) products are protected by issued and filed patents, and (4) products have acceptable commercial stability.

Recent Developments

On January 1, 2026, the Company entered into a license agreement, with Itonis Pharmaceuticals, a Nevada corporation pursuant to which the Company obtained an exclusive, worldwide license to manufacture, market and sell Itonis’ homeopathic Emesyl product. Under the terms of the agreement, the Company is obligated to pay an 8% royalty on net sales payable with thirty (30) days after the end of each calendar quarter. In addition, upon achieving each $200,000 in sales, the Company is entitled to receive 7% of Itonis’s equity. As of the date of this report, no material activity has occurred pursuant to this agreement.

On January 5, 2026, Mr. Tyler Moore resigned as Chief Financial Officer of the Company. The resignation was accepted by the Board of Directors and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On March 12, 2026, the Company and Genesis One Holdings, LLC entered into a termination and fee waiver agreement in connection with a consulting agreement dated June 20, 2025 with a total fee payable of up to $200,000. The Company has previously paid $25,000, and the parties have agreed to terminate the agreement. Genesis One agreed to waive the remaining fee of $175,000, and no further amounts are due or payable by the Company under the agreement.

On March 24, 2026, the Company entered into an agreement with Corporate Profile LLC in connection with the termination of a prior investor relations agreement dated August 15, 2025 pursuant to which the Company agreed to issue 30,000 shares of its common stock as full and final settlement of all amounts due. The shares were issued on March 24, 2026, and upon such issuance, no further obligations remain between the parties.

On February 6, 2026, BK Investments LLC, an entity owned by the Company’s Chairman, Brian John, and the Company entered into a stock purchase agreement, effective March 19, 2026. Pursuant to the agreement the Company agreed to purchase and BK Investments agreed to sell its holdings of 1,250,000 shares of the Company’s common stock for an aggregate purchase price of $1,250,000 in cash.

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On February 6, 2026, Dr. Glynn Wilson, the Company’s Chief Executive Officer and the Company entered into a stock purchase agreement, effective March 19, 2026. Pursuant to the agreement the Company agreed to purchase and Dr. Wilson agreed to sell his holdings of 1,500,000 shares of the Company’s common stock for an aggregate purchase price of $750,000 in cash.

On March 10, 2026, the Company entered into a Settlement and Release Agreement (“Settlement Agreement”) with NovoDX Corporation to resolve certain disputes between the parties, concerning (i) 3,500,000 shares of Company’s common stock that NovoDX owns (the “CABR Shares”) and claims it has the right to sell without restriction; and (ii) assertions of fraud and misrepresentation by NovoDX with respect to the Research Collaboration and Exclusive License Agreement made and effective as of June 30 2024, between the parties (the “License Agreement”), which assertions NovoDX claims are false and baseless (the “Dispute”). Pursuant to the Settlement Agreement, the parties have agreed to settle the claims and matters related to the Dispute and agreed to mutual releases. Concurrent to the Settlement Agreement, the parties also entered into a stock purchase agreement effective March 19, 2026, pursuant to which stock purchase agreement, NovoDX agreed to sell to the Company and the Company agreed to purchase from NovoDX its holding of 3,500,000 shares of the Company’s common stock for an aggregate purchase price of $1,075,000 in cash.

On March 17, 2026, the Company filed a Certificate of Designation for 4,000 shares of preferred stock designated the shares as Series A Convertible Preferred Stock, and establishing the rights, preferences and privileges of such shares, including a stated value of $1,000 per share and an 8% dividend.

On March 19, 2026, the Company entered into a securities purchase agreement in connection with a private investment in public equity financing of 3,789,474 shares of its Series A Convertible Preferred Stock, stated value $3,789,474 per share (the “Series A Preferred Stock”), equating to 3,789.74 Series A Convertible Preferred Shares which equates to a purchase price of $950 per share of Series A Preferred Stock with a stated value of $1,000 per share, after factoring in an original issue discount (“OID”) of 5%. The Series A Preferred Stock is convertible into common stock at a conversion price of $0.40 per share and 9,473,685 warrants to acquire up to 9,473,685 shares of Common Stock at an exercise price of $0.40 per share, for aggregate gross proceeds of approximately $3.6 million. About $3.075 million of the net proceeds were used or will be used to repurchase shares from certain insiders, aggregating to 6,250,000 shares of the Company’s Common Stock. The aggregate of 6,250,000 shares consists of (i)1,500,000 shares from Dr. Glynn Wilson, the Company’s Chief Executive Officer; (ii) 1,250,000 shares from BK Investments LLC, an entity owned by the Company’s Chairman, Brian John; and (iii) 3,500,000 shares from NovoDX, Inc.

On March 23, 2026, Greentree Financial Group Inc. converted amounts due under a convertible promissory note with an original principal amount of $200,000, dated August 6, 2025, into shares of the Company’s common stock. In connection with such conversion, the Company issued an aggregate of 299,581 shares of its common stock.

On March 29, 2026 the Board approved the appointment of Mr. Brian John to serve as the Interim Chief Financial Officer of the Company. The Board also approved and adopted an amendment to the Company’s Bylaws which reduces the number of shares required to constitute a quorum at a shareholder meeting of the Company, to provide that stockholders holding thirty-three and one-third percent (33 1/3%) of the Company’s outstanding capital stock entitled to vote at such meeting shall constitute a quorum (Section 2.06 of the Bylaws).

On April 7, 2026, the Company received a Staff Delisting Determination from Nasdaq stating that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1) because it did not meet the minimum $2.5 million stockholders’ equity requirement (and did not meet the applicable alternative listing standards). The noncompliance determination was based on the Company’s Form 10-K for the year ended December 31, 2025, which reported stockholders’ equity of $2,091,324. The Company has 45 calendar days (until May 22, 2026) to submit a plan to regain compliance. If Nasdaq accepts the plan, Nasdaq may grant the Company, in its discretion, up to 180 calendar days from April 7, 2026 (until October 4, 2026) to evidence compliance. The notice does not have an immediate effect on the listing or trading of the Company’s common stock, which continues to trade on Nasdaq under the symbol “CABR,” but there can be no assurance that the plan will be accepted or that the Company will regain compliance; failure to do so could result in the Company’s common stock becoming subject to delisting.

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Corporate Background

Caring Brands, Inc. was incorporated in State of Nevada on April 23, 2024, On May 13, 2024, an Amendment to the Articles of Incorporation was submitted with the State of Nevada to revise the par value to $0.001 per share, followed by an amendment on July 9, 2024 to add 1,000,000 preferred shares with a par value of $0.001 to the authorized share capital. Caring Brands was incorporated for the purpose of the separation of our business operation from Safety Shot and have not historically operated as a standalone company. Pursuant to the Separation and Exchange Agreement, we acquired 100% equity in Caring Brands Florida. Consequently, Caring Brands Florida now operates as an operating subsidiary of the Company.

Caring Brands, Inc., a Florida Corporation (“Caring Brands Florida”) was originally incorporated in the State of Florida on February 12, 2020, under the name Jupiter Wellness Inc. In June 2020, Articles of Amendment were filed with the Florida Department of State Division of Corporations to amend the articles of incorporation to change the name of the company to Caring Brands, Inc.

Our principal business address is 130 S Indian River Drive, Suite 202 pbm # 1232, Fort Pierce, FL 34950. We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001. As of the date of this annual report, we had 12,341,506 shares of common stock issued and outstanding. CaringBrands.com is our primary corporate website, which will serve as the primary source of information about us for investors and will contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. Information contained on or accessible through this website is not a part of this report, and the inclusion of such website address in this report is an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); reduced obligations with respect to financial data, including presenting only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and an exemption from compliance with the requirement of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the communication of critical audit matters in the auditor’s report on the financial statements.

In addition, pursuant to the JOBS Act, as an emerging growth company we have elected to take advantage of an extended transition period for complying with new or revised accounting standards. This effectively permits us to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of the public company effective dates.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of FLAG’s IPO on September 14, 2021. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of FLAG’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

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Implications of Being a Smaller Reporting Company

As a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

About This Offering

This offering relates to the resale by the selling stockholders of up to 847,592 shares of common stock issued or issuable upon exercise of options or vesting of restricted stock units issued pursuant to grants made pursuant to our 2024 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC. Such risks could materially affect our business, financial condition and future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities At, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

●	trends in our operating expenses, including personnel costs, research and development expense, sales and marketing expense, and general and administrative expense;

●	the effect of competitors and competition in our markets;

●	our wearable display products and their market acceptance and future potential;

●	our ability to develop, timely introduce, and effectively manage the introduction of new products and services or improve our existing products and services;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	our ability to attract and retain customers;

●	our ability to accurately forecast demand and adequately manage inventory;

●	our ability to deliver an adequate supply of product to meet demand;

●	our ability to maintain and promote our brand and expand brand awareness;

●	our ability to detect, prevent, or fix defects in our products;

●	our reliance on third-party suppliers and manufacturers, as well as logistics providers and our limited control over such parties;

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●	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

●	our ability to attract and retain highly skilled employees;

●	the impact of foreign currency exchange rates;

●	the impact of further pandemics like COVID-19 on our business and our response to it;

●	the effect of future regulations;

●	general market, political, economic and business conditions.

●	The impact that tariffs could have on the Company’s supply chain; and

●	The Company’s ability to raise the prices on its goods in response to the imposed tariffs and the resulting impact on the demand for its goods if it does raise the prices on its goods.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This offering relates to the resale by the selling stockholders of up to 847,592 shares of common stock issued or issuable upon exercise of options or vesting of restricted stock units issued pursuant to grants made pursuant to our 2024 Equity Incentive Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. Except as otherwise indicated, the selling stockholders are past or present employees, directors or consultants of the Company. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 8,941,506 shares of common stock outstanding on May 7, 2026.

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We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will actually be held by the selling stockholders upon the termination of the offering. Selling stockholders may choose not to sell any of the shares of common stock registered herein.

	Number of Shares Beneficially	Number of Shares Offered (1)							Number of Shares Beneficially	Percentage of Shares Beneficially
Selling Stockholder	Owned Before Offering	Common Stock	Restricted Stock Units		Stock Options		Total Shares Offered		Owned After Offering	Owned After Offering
Dr. Glynn Wilson(2)		-	172,592	(3)	-		172,592	(3)	-	-%
Brian S. John(4)		-	-		100,000	(5)	100,000	(5)	-	-%
Tyler Moore		-	150,000	(6)	-		150,000	(6)	-	-%
Paul Jones		-	350,000	(7)	-		350,000	(7)	-	-%
Christopher Galeta		-	-		25,000	(8)	25,000	(8)	-	-%
Hector Alila		-	-		25,000	(8)	25,000	(8)	-	-%
Christopher Melton		-	-		25,000	(8)	25,000	(8)	-	-%

(1) Represents shares underlying options or shares issuable upon vesting of restricted stock units (as applicable), issued under the Company’s 2024 Equity Incentive Plan.

(2) This selling stockholder is the Chief Executive Officer of the Company and a director.

(3) Includes: (a) 126,720 shares of common stock underlying restricted stock units granted to this individual, which will vest six (6) months after the date of the grant, with vesting accelerated on any change in control, voluntary departure, or 10% dilution of common stock, and (b) 45,872 shares underlying restricted stock units granted to this individual, which will vest 12 months after the date of the grant.

(4) This selling stockholder is the interim Chief Financial Officer of the Company, Chairman of its Board of Directors, and Chief Investment Officer.

(5) Includes 100,000 shares of common stock underlying stock options granted to this individual, which will vest six (6) months after the date of the grant, with vesting accelerated on any change in control, voluntary departure, or 10% dilution of common stock.

(6) Includes 150,000 shares of common stock underlying restricted stock units granted to this individual, which will vest six (6) months after the date of the grant, with vesting accelerated on any change in control, voluntary departure, or 10% dilution of common stock.

(7) Includes 350,000 shares of common stock underlying restricted stock units granted to this individual, which will vest six (6) months after the date of the grant, with vesting accelerated on any change in control, voluntary departure, or 10% dilution of common stock.

(8) Includes 25,000 shares of common stock underlying restricted stock units granted to this individual, which shares immediately vest on the date of the grant. This selling stockholder is a director of the Company.

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PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

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If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Caring Brands, Inc. appearing in Caring Brands, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by M&K CPAs, PLLC, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 9, 2026, February 3, 2026, March 24, 2026, March 31, 2026, and April 10, 2026;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2025.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 9, 2026, February 3, 2026, March 24, 2026, March 31, 2026, and April 10, 2026;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2025.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Nevada Statutes

Section 78.7502 of the Nevada Revised Statutes (“NRS”) (“NRS 78.7502”) permits the registrant to indemnify its directors and officers as follows:

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to Section 78.138 of the NRS (“NRS 78.138”)(1); or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

1.	Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.	The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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3.	The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Our Articles of Incorporation do not contain any provisions for indemnification of officers and directors.

Bylaws

Our bylaws provide that the Company will indemnify its directors, officers, and other persons referenced in the Company’s Certificate of Formation to the fullest extent permitted by the NRS and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against liability, reasonable expenses, or any other matters whatsoever. Further, the Company may, at the discretion of the Board of Directors, purchase and maintain insurance on behalf of the Company and any person whom it has the power to indemnify under the NRS, the Certificate of Formation, the Bylaws, or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Caring Brands, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K filed with the SEC on March 31, 2026.
23.1	Consent of M&K CPAs, PLLC
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on May 7, 2026.

Caring Brands, Inc.

By:	/s/ Dr. Glynn Wilson
Dr. Glynn Wilson
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Brian S. John
Brian S. John
Its:	Interim Chief Financial Officer and Chairman of the Board
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoint Glynn Wilson and Brian S. John as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Glynn Wilson	May 7, 2026
Glynn Wilson
Chief Executive Officer and Director (principal executive officer)

/s/ Brian John	May 7, 2026
Brian S. John
Interim Chief Financial Officer (principal financial and accounting officer)

/s/ Hector Alila	May 7, 2026
Hector Alila
Director

/s/ Christopher Galeta	May 7, 2026
Christopher Galeta
Director

/s/ Christopher Melton	May 7, 2026
Christopher Melton
Director

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